UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 3, 2018

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry Into a Material Definitive Agreement.

On May 3, 2018, Protective Life Corporation (the “Company”) and Protective Life Insurance Company, a wholly-owned subsidiary of the Company (“PLICO,” and together with the Company, the “Borrowers”), entered into the First Amendment (the “First Amendment”) to the Amended and Restated Credit Agreement dated February 2, 2015 (the “Credit Agreement”) with the several lenders from time to time a party thereto (collectively, the “Lenders”) and with Regions Bank in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”). The Credit Agreement, as amended by the First Amendment, continues to provide for a $1 billion, five-year unsecured revolving credit facility (the “Credit Facility”), including a $500 million sublimit for the potential issuance of letters of credit and a $50 million sublimit for swingline advances. Borrowings made available under the Credit Facility may be used for general corporate purposes, including the refinancing of indebtedness.

The First Amendment, among other things, extends the commitment termination date and final maturity date under the Credit Agreement from February 2, 2020 to May 3, 2023, allows the Borrowers in certain circumstances to request that the commitment amount under the Credit Facility be increased to a maximum amount of $1.5 billion (increased from the maximum $1.25 billion amount originally provided in the Credit Agreement), and changes the reference dates and base amounts used to calculate the minimum Adjusted Consolidated Net Worth that the Company is required to maintain under the Credit Agreement.  The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
10.1

First Amendment to Amended and Restated Credit Agreement, dated as of May 3, 2018, among Protective Life Corporation and Protective Life Insurance Company, as Borrowers, the several lenders from time to time thereto, and Regions Bank, as Administrative Agent for Lenders, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Dated: May 9, 2018